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                                 VAN ECK FUNDS

                                AMENDMENT NO. 9

                TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

Amendment No. 9 to the Amended and Restated Master Trust Agreement dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985) (the "Agreement"), of Van Eck Funds (the "Trust"), made at New York, New York this 21st day of December, 1994.


                             W I T N E S S E T H:
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     WHEREAS, Article VII, Section 7.3 of the Agreement provides that any amendment to the Agreement that adversely affects the rights of shareholders may be adopted at any time by an instrument in writing signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of shareholders holding a majority of the shares entitled to vote; and

     WHEREAS, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate series of Shares of the Trust and classes thereof; and

     WHEREAS, a majority of the Trustees have voted to establish a second class of Shares of Asia Infrastructure Fund and a third class of Shares of Global Hard Assets Fund and Gold Opportunity Fund, which are designated as Class B Shares; and

     WHEREAS, a majority of the Trustees have voted to eliminate the World Trends Fund and the Global SmallCap Fund series of the Trust.

     WHEREAS, a majority of the Trustees have voted to eliminate the Class B Shares of the Global Income Fund series of the Trust.

     WHEREAS, a majority of the Trustees have voted to eliminate the Class C Shares of the Gold/Resources Fund and the Asia Infrastructure Fund series of the Trust.

     WHEREAS, a majority of Trustees have duly approved this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

     NOW, THEREFORE, the undersigned Thaddeus Leszczynski, a duly elected and serving Secretary of the Trust, pursuant to the authorization described above, hereby declares that the initial paragraph of Article IV, Section 4.2 of the Agreement is amended to read as follows:

          "Section 4.2 Establishment and Description of Sub-Trusts. Without
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          limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate nine Sub-Trusts: Gold/Resources Fund (Class
          A), U.S. Government
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          Money Fund, Global Income Fund (Class A), International Investors Gold
          Fund (Class A and Class C), Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class B), Global Balanced Fund (Class A and Class B), Global Hard Assets Fund (Class A, Class B and Class C) and Gold Opportunity Fund (Class A, Class B and Class C). The Gold/Resources Fund (Class A), U.S. Government Money Fund, Global Income Fund (Class A), International Investors Gold Fund (Class A and Class C), Asia Dynasty Fund (Class A and Class B), Asia Infrastructure Fund (Class A and Class B), Global Balanced Fund (Class A and Class
          B), Global Hard Assets Fund (Class A, Class B and Class C) and Gold Opportunity Fund (Class A, Class B and Class C) and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"


WITNESS my hand and seal this 23rd day of April, 1996.



/s/ Thaddeus Leszczynski
Thaddeus Leszczynski, Secretary


STATE OF NEW YORK

COUNTY OF NEW YORK

Then personally appeared the above-named Thaddeus Leszczynski and acknowledged this instrument to be his free act and deed this 23rd day of April, 1996.



/s/ Peter J. Carbone
Notary Public

My commission expires: February 8, 1997